Exhibit 99.2
Investor Relations — Press Release
Copano Energy to Present at the Morgan Keegan 2008 Equity Conference
HOUSTON, Aug. 27 /PRNewswire-FirstCall/ — Copano Energy, L.L.C. (Nasdaq: CPNO) announced today that Matthew J. Assiff, its Senior Vice President and Chief Financial Officer, will speak at the Morgan Keegan 2008 Equity Conference to be held September 3-5, 2008 at The Peabody Hotel in Memphis, Tennessee.
Copano Energy’s presentation will be webcast live on Friday, September 5th at 9:25 a.m. Central Daylight Time and is expected to last approximately 25 minutes. To listen to a live audio webcast and view the accompanying presentation materials, visit the Company’s website at http://www.copanoenergy.com under “Investor Relations — Event Calendar.” A replay will be archived on the website shortly after the presentation concludes.
Houston-based Copano Energy, L.L.C. is a midstream natural gas company with operations in Oklahoma, Texas, Wyoming and Louisiana.
Contacts: Matt Assiff, SVP & CFO
Copano Energy, L.L.C.
713-621-9547
Jack Lascar / jlascar@drg-e.com
Anne Pearson / apearson@drg-e.com
DRG&E / 713-529-6600
SOURCE Copano Energy, L.L.C.
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